KELLWOOD 2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                     FORM OF DEFERRED STOCK UNITS AGREEMENT

     This Agreement made and entered into this ____ day of June, 2005 by and between Kellwood Company ("Kellwood") and the undersigned Non-Employee Director ("Director") of the Kellwood Board of Directors ("Board").

     Whereas, Director is acquiring the right to receive shares of Kellwood Common Stock in the future in the form of Deferred Stock Units and under the Kellwood Stock Plan for Non-Employee Directors (the "Plan");

     Whereas, the Plan requires an agreement evidencing the terms, conditions and restrictions applicable to the Deferred Stock Units.

     Now, therefore, Kellwood and Director mutually agree as set forth below.

     1. The Deferred Stock Units are being issued to Director subject to the terms and conditions of the Plan. Terms used but not defined, shall have the meaning given to them in the Plan.

     2. The Deferred Stock Units subject to this Agreement will be all of the Deferred Stock Units purchased by Director pursuant to the Plan and the Election Form executed by Director that is on file with Kellwood.

     3. The Deferred Stock Units may not be sold, assigned, transferred, pledged or encumbered by Director at any time.

     4. Upon the termination of the Director's service on the Board, the Company shall deliver to the Director a certificate representing a number of shares of Kellwood Common Stock equal to the number of Deferred Stock Units then credited to the Director's account, plus a cash payment equal to the value of any fractional Unit so credited.

     5. Upon Kellwood's payment of a dividend with respect to its Common Stock, the number of Deferred Stock Units credited to the Director shall be increased by the number obtained by dividing the amount of dividend the Director would have received had the Director owned a number of shares of Kellwood Common Stock equal to the number of Deferred Stock Units then credited to his or her account by the closing price of the Kellwood Common Stock on the day before the date of the dividend payment.

     In the event a dividend is paid in shares of stock of another company or in other property, the Director will be credited with the number of shares of that company or the amount of property which would have been received had the Director owned a number of shares of Kellwood Common Stock equal to the number of Deferred Stock Units credited to his or her account and any such shares and property shall be delivered to the Director upon termination of the Director's service on the Board.

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     6. If the number of outstanding shares of Kellwood Common Stock is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Deferred Stock Units subject to this Agreement shall be adjusted to correspond to the change in the outstanding shares of Common Stock.

     7. The Director shall have no rights as a stockholder of Kellwood with respect to the Deferred Stock Units, including the right to vote and to receive dividends and other distributions, until the shares of Common Stock are issued in satisfaction of the Deferred Stock Units.

     8. No assets or shares of Common Stock shall be segregated or earmarked by Kellwood in respect of any Deferred Stock Units granted hereunder. The grant of Deferred Stock Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, except to the extent that any federal law otherwise controls.

     In Witness Whereof, the parties have executed this Agreement on the date first written above.

                                             KELLWOOD COMPANY

                                             By:
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Signature of Director

                                             Title:
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Name of Director (Please Print)



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